                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Medaphis Corporation of our report dated January 27, 1998 appearing on page F-1 of Medaphis Corporation's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-30 of such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Prospectus.




PRICE WATERHOUSE LLP

Atlanta, Georgia
May 13, 1998